UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 14, 2017

Date of Report (Date of earliest event reported)

US FOODS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37786	26-0347906

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9399 W. Higgins Road, Suite 500

Rosemont, IL 60018

(Address of principal executive offices)

(847) 720-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

As disclosed in US Foods Holding Corp.’s (the “Company”) Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2017, the Company announces the following estimated first quarter of fiscal 2017 results.

Basis of Presentation

References to  “fiscal 2017” are to the 52-week period ending December 30, 2017, references to “first quarter of fiscal 2017” are to the 13-week period ended April 1, 2017, references to “fiscal 2016” are to the 52-week period ended December 31, 2016 and references to “first quarter of fiscal 2016” are to the 13-week period ended April 2, 2016.

Estimated First Quarter of Fiscal 2017 Results

The Company’s first quarter of fiscal 2017 financial results are not yet finalized. The following information reflects management’s current estimates.

First Quarter of Fiscal 2017

Net sales for the 13-week period ended April 1, 2017 are expected to be approximately $5.8 billion, an increase of approximately 3.5% from $5.6 billion in first quarter of fiscal 2016. Total case volume is expected to increase by approximately 4.3% in first quarter of fiscal 2017, inclusive of approximately 4.0% of independent restaurant growth, when compared to first quarter of fiscal 2016.

Net income for first quarter of fiscal 2017 is expected to be between $24 million and $26 million, an expected increase of between approximately 82.0% and 100.0% when compared to $13 million in the first quarter of fiscal 2016.

Adjusted EBITDA in first quarter of fiscal 2017 is expected to be between $213 million and $216 million, an increase of approximately 4.9% to 6.4% from $203 million of Adjusted EBITDA in first quarter of fiscal 2016.

As of April 1, 2017, we had approximately $152 million of cash and cash equivalents and approximately $3.9 billion of indebtedness, net of approximately $20 million of unamortized deferred financing costs.

The drivers of the estimated variances for net sales, case volume, net income, and Adjusted EBITDA for first quarter of fiscal 2017 as compared to first quarter of fiscal 2016 are consistent with those described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 28, 2017.

Cautionary Statement Regarding Preliminary Results

The estimated first quarter of fiscal 2017 results are preliminary, unaudited and subject to completion, reflect management’s current views and may change as a result of management’s review of the results and other factors, including a wide variety of significant business, economic and competitive risks and uncertainties. Such preliminary results for the first quarter of fiscal 2017 are subject to the finalization and closing of the Company’s accounting books and records (which have yet to be completed), and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”). The Company cautions you that the first quarter of fiscal 2017 estimates are not guarantees of future performance or outcomes and that actual results may differ materially from those described above. Factors that could cause actual results to differ from those described above are set forth in “Risk Factors” and “Forward-Looking Statements” in the Registration Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  The Company assumes no obligation to update any forward-looking statement as a result of new information, future events or other factors. You should read this information together with the financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of

Operations” for prior periods included elsewhere in the Registration Statement. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

Adjusted EBITDA Description and Reconciliations

The Company provides Adjusted EBITDA as a supplemental measures to GAAP regarding its operational performance. This non-GAAP financial measure excludes the impact of certain items and, therefore, have not been calculated in accordance with GAAP.

The Company believes Adjusted EBITDA provides meaningful supplemental information about its operating performance because it excludes amounts that the Company does not consider part of its core operating results when assessing its performance. Items excluded from Adjusted EBITDA include Restructuring and tangible asset impairment charges, Loss on extinguishment of debt, Sponsor fees, Share-based compensation expense, the non-cash impact of LIFO reserve adjustments, Business transformation costs (business costs associated with the redesign of systems and processes), Acquisition related costs, Acquisition termination fees—net, and other items as specified in its debt agreements.

The Company believes that Adjusted Net income is a useful measure of operating performance for both management and investors because it excludes items that are not reflective of the Company’s core operating performance and provides an additional view of its operating performance including depreciation, amortization, interest expense, and income taxes on a consistent basis from period to period. Adjusted Net income is Net income (loss) excluding such items as Restructuring and tangible asset impairment charges, Loss on extinguishment of debt, Sponsor fees, Share-based compensation expense, Business transformation costs (cost associated with redesign of systems and process), and other items, and adjusted for the tax effect of the exclusions and discrete tax items. The Company believes that Adjusted Net income is used by investors, analysts and other interested parties to facilitate period-over-period comparisons and provides additional clarity as to how factors and trends impact the Company’s operating performance.

Management uses these non-GAAP financial measures (a) to evaluate its historical and prospective financial performance as well as its performance relative to its competitors as they assist in highlighting trends, (b) to set internal sales targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, (d) to assess financial discipline over operational expenditures, and (e) as an important factor in determining variable compensation for management and employees. Adjusted EBITDA is also used for certain covenants and restricted activities under the Company’s debt agreements. The Company also believe these non-GAAP financial measures are frequently used by securities analysts, investors, and other interested parties to evaluate companies in its industry.

The Company cautions readers that amounts presented in accordance with its definition of Adjusted EBITDA may not be the same as similar measures used by other companies. Not all companies and analysts calculate Adjusted EBITDA in the same manner. The Company compensates for these limitations by using this non-GAAP financial measures as a supplement to GAAP financial measures and by presenting the reconciliation of the non-GAAP financial measure to its most comparable GAAP financial measure.

The following table reconciles Adjusted EBITDA to net income for the periods presented ($ in millions)(*)

(*)	Amounts may not add due to rounding.
(1)

Consists of fees paid to investment funds associated with Clayton, Dubilier & Rice, LLCand Kohlberg Kravis Roberts & Co. L.P. (collectively, the “Sponsors”) for consulting and management advisory services. On June 1, 2016, the consulting agreements with each of the Sponsors were terminated for an aggregate termination fee of $31 million.

(2)	Consists primarily of facility-related closing costs, including severance and related costs and organizational realignment costs.
(3)	Share-based compensation expense for vesting of stock awards and share purchase plan.
(4)	Represents the non-cash impact of last-in, first-out (“LIFO”) reserve adjustments.
(5) (6)

Consists primarily of costs related to significant process and systems redesign across multiple functions.

Consists of certain employee retention costs related to the terminated merger with Sysco Corporation.

(7)	Other includes gains, losses or charges as specified under US Foods, Inc.’s debt agreements.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: April 14, 2017	US Foods Holding Corp.

	By:	/s/ Kristin M. Coleman
Executive Vice President, General Counsel and Chief Compliance Officer